Exhibit 99.1

Dave Reports First Quarter 2026 Financial Results

Q1 Revenue Grows 47% Y/Y to $158.4 Million Driven by Continued MTM Growth and ARPU Expansion

28-DPD Rate Reaches Record Q1 Low of 1.69%, While Net Monetization Expands to 5.1%, Marking Its Highest Level in Over Four Years

Q1 Net Income Grows 101% Y/Y to $57.9 Million; Adj. EBITDA Increases 57% Y/Y to $69.3 Million

Deploys Approximately $195 Million in Share Repurchase Activity, Representing 7.0% of Shares Outstanding

Raises 2026 Revenue, Adj. EBITDA and Adj. Diluted EPS Guidance

LOS ANGELES, CA – May 5, 2026 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the first quarter ended March 31, 2026.

“We delivered another exceptional quarter to start the year, driven by record credit performance and consistent strong execution against our growth algorithm,” said Jason Wilk, Founder and CEO of Dave. “Our 28-Day Past Due rate improved both sequentially and year-over-year to 1.69%, the lowest Q1 rate in company history. Despite the typical dynamics of tax refund season and elevated refunds, demand remained strong with 18% year-over-year MTM and 24% year-over-year ARPU expansion – both above our stated targets. These results are the product of years of significant investments in CashAI and the continued innovation and excellence delivered by our team.”

Wilk continued, “We also began member testing of our new Pay in 4 card product in early April. We believe our underwriting advantage with CashAI differentiates us in the credit card and BNPL market and will further position us to drive the next phase of significant growth.”

Quarterly Financial Highlights ($ in millions, except for per share amounts, unaudited)

	1Q25	2Q25	3Q25	4Q25	1Q26
GAAP Operating Revenues, Net	$108.0	$131.7	$150.8	$163.7	$158.4
% Change vs. prior year period	47%	64%	63%	62%	47%
Non-GAAP Gross Profit*	$83.4	$92.0	$104.2	$121.9	$114.4
% Change vs. prior year period	67%	78%	62%	68%	37%
Non-GAAP Gross Profit Margin*	77%	70%	69%	74%	72%
Change vs. prior year period	900 bps	500 bps	0 bps	300 bps	(500) bps
GAAP Net Income	$28.8	$9.1	$92.0	$66.0	$57.9
% Change vs. prior year period	(16%)	42%	19,658%	292%	101%
Adjusted Net Income*	$32.5	$40.5	$64.6	$53.3	$52.3
% Change vs. prior year period	208%	290%	208%	92%	61%
Adjusted EBITDA*	$44.2	$50.9	$58.7	$72.9	$69.3
% Change vs. prior year period	235%	236%	137%	118%	57%
Adj. Net Income per Diluted Share*	$2.22	$2.78	$4.45	$3.69	$3.64
% Change vs. prior year period	177%	263%	196%	93%	64%

*Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

First Quarter 2026 Operating Highlights (vs. First Quarter 2025)

•
New members increased 22% to 695,000, at a customer acquisition cost of $18
•
Monthly Transacting Members (“MTMs”) increased 18% to 2.99 million
•
ExtraCash originations increased 37% to $2.1 billion, while ExtraCash Monetization Rate Net of Losses expanded nearly 40 basis points to 5.1%
•
Average 28-day past due rate of 1.69% versus 1.70%
•
Dave Debit Card spend increased 9% to $534 million

Liquidity Summary

As of March 31, 2026, the Company had $177.8 million in cash and cash equivalents, investments, and restricted cash, compared to $123.2 million as of December 31, 2025. The $54.6 million increase was primarily driven by $82.0 million of net cash provided by operating activities and $175.7 million of net proceeds from our convertible notes offering (net of $24.3 million paid for the capped call transactions, purchasers’ discounts and transaction costs), partially offset by $186.7 million of share repurchases and $8.2 million in tax payments related to the net share settlement of equity awards.

The Company maintains $113.3 million of remaining capacity under its existing share repurchase authorization and expects to continue deploying capital opportunistically, subject to market conditions.

2026 Financial Guidance ($ in millions)

	Prior FY 2026	New FY 2026
GAAP Operating Revenues, Net	$690 - $710	$710 - $720
Year-Over-Year Growth	25% - 28%	28% - 30%
Adjusted EBITDA*	$290 - $305	$305 - $315
Adj. Net Income per Diluted Share*	$14.00 - $15.00	$16.25 - $16.75

*Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO and COO, Kyle Beilman, commented: “Q1 was another quarter where we demonstrated the quality and consistency of our business model and the excellent execution of our team. Our Net Monetization Rate of 5.1%, its highest level in more than four years, alongside the strongest Q1 credit performance in company history underpin the quality of our earnings growth. These results reflect what we believe is durable, structurally strong member demand: customer acquisition efficiency is nearing all-time highs with payback periods at nearly 3 months, and our growing product roadmap — with Pay in 4 card member testing underway — gives us strong conviction in our ability to deliver on our growth algorithm for many years to come.”

“I also want to provide context on the sequential increase in our provision for credit losses. With March 31 falling on a Tuesday, ExtraCash receivables were at their intra-week peak at quarter-end, creating an unfavorable timing dynamic that resulted in a higher reserve build on a larger outstanding portfolio. Importantly, this reflects quarter-end timing rather than a credit-quality signal, as our underlying credit performance continues to trend favorably.”

“Based on Q1 outperformance and our positive outlook, we are raising full-year 2026 guidance across all three metrics. On capital allocation, we deployed $194.9 million in share repurchase activity during Q1, exceeding net proceeds from our convertible note offering. We intend to continue repurchasing shares opportunistically as a core component of our capital allocation strategy.”

Conference Call

Dave management will host a conference call on Tuesday, May 5, 2026, at 5:00 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2026, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, May 5, 2026

Time: 5:00 p.m. Eastern time

Conference Call Registration: link

Webcast: link

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a U.S. neobank pioneering innovative credit products for everyday Americans. For more information about the Company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feels," "believes," "expects," "anticipates," "estimates," "projects," "intends," "remains," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave's future performance and growth, statements relating to fiscal year 2026 guidance, projected financial results for future periods and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological and AI-related developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, "Members") and sell additional functionality and services to its Members; the ability of Dave to successfully launch new products and services; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on two bank partners; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors' services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice's lawsuit against Dave; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 2, 2026 and any subsequent Quarterly Reports on Form 10-Q under the heading "Risk Factors," filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to adjusted net income, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP gross profit margin, and adjusted net income per share (basic and diluted) of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, discretionary or non-recurring income, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates adjusted EBITDA margin as adjusted EBITDA as a percentage of GAAP operating revenues, net. The Company defines and calculates variable operating expenses as provision for credit losses, processing and servicing costs and financial network and transaction costs. The Company defines and calculates non-GAAP gross profit as GAAP operating revenues, net excluding variable operating expenses. The Company defines and calculates non-GAAP gross profit margin as non-GAAP gross profit as a percentage of GAAP operating revenues, net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, discretionary or non-recurring income, non-recurring legal settlement and litigation expenses, the income tax impact related to the release of the valuation allowance, the income tax impact related to stock-based compensation, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates non-GAAP adjusted net income per share - basic and non-GAAP adjusted net income per share - diluted as adjusted net income divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three months ended March 31, 2026, and 2025.

Investor Relations Contact
Sean Mansouri, CFA or Stefan Norbom
Elevate IR
DAVE@elevate-ir.com

Media Contact
Dan Ury
press@dave.com

DAVE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025

Operating revenues:
Service based revenue, net	$147.6	$97.9
Transaction based revenue, net	10.8	10.1
Total operating revenues, net	158.4	108.0
Operating expenses:
Provision for credit losses	26.6	10.6
Processing and servicing costs	9.6	7.0
Financial network and transaction costs	7.8	7.0
Advertising and activation costs	14.3	11.9
Compensation and benefits	27.6	27.3
Technology and infrastructure	3.4	2.7
Other operating expenses	9.6	6.3
Total operating expenses	98.9	72.8
Other (income) expenses:
Interest expense, net	0.9	1.3
Changes in fair value of earnout liabilities	(3.2)	(0.4)
Changes in fair value of public and private warrant liabilities	(8.3)	0.4
Total other (income) expense, net	(10.6)	1.3
Net income before provision for income taxes	70.1	33.9
Provision for income taxes	12.2	5.1
Net income	$57.9	$28.8

Net income per share:
Basic	$4.31	$2.19
Diluted	$4.02	$1.97
Weighted-average shares used to compute net income per share:
Basic	13,434,862	13,126,286
Diluted	14,399,635	14,646,526

RECONCILIATION OF TOTAL OPERATING REVENUES, NET
(in millions)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025

Service based revenue, net
Processing and overdraft service fees, net	$133.6	$83.4
Tips	—	7.5
Subscriptions	13.9	6.8
Other	0.1	0.2
Transaction based revenue, net
Interchange revenue, net	6.2	5.9
ATM revenue, net	0.7	0.8
Other	3.9	3.4
Total operating revenues, net	$158.4	$108.0

CALCULATION OF NON-GAAP GROSS PROFIT
(in millions)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025

GAAP operating revenues, net	$158.4	$108.0
Less: variable operating expenses
Provision for credit losses	(26.6)	(10.6)
Processing and servicing costs	(9.6)	(7.0)
Financial network and transaction costs	(7.8)	(7.0)
Non-GAAP gross profit	$114.4	$83.4
Non-GAAP gross profit margin	72%	77%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in millions)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025

Net income	$57.9	$28.8
Interest expense, net	0.9	1.3
Provision for income taxes	12.2	5.1
Depreciation and amortization	1.6	1.5
Stock-based compensation	7.1	7.5
Legal settlement and litigation expenses	1.1	—
Changes in fair value of earnout liabilities	(3.2)	(0.4)
Changes in fair value of public and private warrant liabilities	(8.3)	0.4
Adjusted EBITDA	$69.3	$44.2
Adjusted EBITDA margin	44%	41%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in millions, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025

Net income	$57.9	$28.8
Stock-based compensation	7.1	7.5
Legal settlement and litigation expenses	1.1	—
Changes in fair value of earnout liabilities	(3.2)	(0.4)
Changes in fair value of public and private warrant liabilities	(8.3)	0.4
Income tax expense (benefit) related to stock-based compensation	(2.3)	(3.8)
Adjusted net income	$52.3	$32.5

Adjusted net income per share:
Basic	$3.90	$2.48
Diluted	$3.64	$2.22

DAVE INC.
SUMMARY BALANCE SHEET
(in millions)

	March 31,	December 31,
	2026	2025
	(unaudited)
Cash, cash equivalents, restricted cash, and investments	$177.8	$123.2
ExtraCash receivables, net of allowance for credit losses	279.1	297.3
Other assets	73.6	66.9
Total assets	$530.5	$487.4

Debt facility, current	$75.0	$75.0
Other current liabilities	49.3	39.0
Convertible notes, net of discount and issuance costs	192.8	—
Other liabilities	9.6	20.7
Total liabilities	$326.7	$134.7

Total shareholders' equity	$203.8	$352.7